UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2026

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 State Street, Suite 400
Southlake, TX 76092
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
In connection with the election of John E. Jackson to the Board of Directors (the “Board”) of Natural Gas Services Group, Inc. (the “Company”) at the 2026 annual meeting of shareholders (the “Meeting”) of the Company discussed below in Item 5.07, on June 10, 2026, the Company entered into an indemnification agreement with Mr. Jackson (the “Indemnification Agreement”) pursuant to which the Company agreed to indemnify Mr. Jackson in connection with claims brought against him in his capacity as a director of the Company. The Indemnification Agreement also provides, among other things, certain expense advancement rights in legal proceedings so long as Mr. Jackson undertakes to repay the advancement if it is later determined that he is not entitled to be indemnified.
The preceding is a summary of the material provisions of the Indemnification Agreement and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Meeting was held on June 10, 2026, at which the Company’s shareholders voted on the proposals identified below. These proposals were described in detail in the Company’s definitive Proxy Statement for the Meeting filed with the Securities and Exchange Commission on April 28, 2026.
At the close of business on April 16, 2026, the record date for the Meeting, 12,590,213 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company, were issued and outstanding and entitled to vote at the Meeting. Shareholders owning a total of 10,554,321 shares of Common Stock were represented at the meeting, which represented approximately 84% of the shares of the Common Stock outstanding as of the record date for the Meeting.
Proposal 1 – Election of Directors
Each of the three nominees for director was duly elected by the Company’s shareholders, with votes as follows:

Director Nominee	For	Against	Abstentions/Withheld	Broker Non-Votes
1A. J. Anthony Gallegos, Jr.(1)	9,012,307	321,253	5,497	1,215,264
1B. Justin C. Jacobs(1)	9,056,225	280,273	2,559	1,215,264
1C. John E. Jackson(1)	9,311,247	22,313	5,497	1,215,264
(1) Elected for a three-year term expiring at the 2029 annual meeting of shareholders, or until his respective successor is elected and qualified.
Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,576,391	560,762	201,904	1,215,264
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm;
The shareholders ratified the appointment of Ham, Langston & Brezina LLP as the Company’s independent registered public accounting firm for fiscal year 2026 by the following vote:

For	Against	Abstentions
10,425,583	3,207	125,531
Proposal 4 – Approve the Redomestication of the Company From Colorado to Texas by Conversion
The shareholders approved the redomestication of the Company from Colorado to Texas by conversion by the following vote:

For	Against	Abstentions	Broker Non-Votes
9,219,513	113,692	5,852	1,215,264

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit	Description
10.1	Form of Indemnification Agreement by and between Natural Gas Services Group, Inc. and Certain Indemnitees (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 12, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	June 11, 2026	By:	/s/ Justin C. Jacobs

		Name:	Justin C. Jacobs
		Title:	Chief Executive Officer
(Principal Executive Officer)